EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-259795, 333-274514, 333-214475, 333-266117) on Form S-3 and Form S-8 of our report dated March 14, 2024, with respect to the consolidated financial statements of Heritage Global Inc.

/s/ UHY LLP

West Des Moines, Iowa

March 14, 2024